     As filed with the Securities and Exchange Commission on August 7, 1996
                                             Registration No. 333-
     ----------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         DONNA KARAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   13-3882426
   (State or other jurisdiction of          (I.R.S. Employer Identification
    incorporation or organization)                          No.)

                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500
              (Address of principal executive offices) (Zip code)

            DONNA KARAN INTERNATIONAL INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 Stephan Weiss
                         Donna Karan International Inc.
                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       _________________________________

                                   Copies to:
                                Arnold S. Jacobs
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                       _________________________________

                        CALCULATION OF REGISTRATION FEE


Title of securities to be       Amount to be      Proposed maximum    Proposed maximum     Amount of
 registered                     registered(1)      offering price    aggregate offering   registration
                                                      per unit              price             fee


Common Stock, par            1,389,500 shares          $  24.00 (2)      $33,348,000 (2)       $11,500
 value $.01 per share
Common Stock, par              210,500 shares          $24.4375 (3)      $ 5,144,094 (3)       $ 1,774
 value $.01 per share
======================================================================================================

 (1) Represents the maximum number of shares as to which awards may be granted under the Donna Karan International Inc. 1996 Stock Incentive Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under such Plan.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $24.00 per share with respect to outstanding options to purchase 1,389,500 shares of Common Stock.

 (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on a price per share of $24.4375 (the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on August 5, 1996) with respect to 105,100 shares of Common Stock awarded under the Plan and 105,400 shares of Common Stock issuable upon exercise of options that may be granted under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
     ------   ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Donna Karan International Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

          (1) the Company's Prospectus, dated June 27, 1996, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933; and

          (2) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.
     ------   -------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
     ------   --------------------------------------

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suits or proceeding upon receipt of an undertaking by or an behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     Article Eighth of the Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their fiduciary duty as directors, with certain exceptions. Article Ninth requires indemnification of directors and officers of the Company and provides for advancement of litigation expenses to the fullest extent permitted by Section 145.

     In addition, in the Agreement and Plan of Contribution among the Company and certain principal stockholders of the Company (the "Principals") relating to the organization of the Company (the "Reorganization"), the Company has agreed to indemnify the Principals for (i) acts or omissions taken or made by any of them (a) at or prior to the date of closing under the Contribution Agreement based on an allegation that such person was acting as an officer or director of the Company or its predecessors with respect to acts or omissions that are of a nature customarily performed by officers or directors of a Company, and (b) after the date of closing under the Contribution Agreement based on an allegation that such person was a director of the Company, whether or not he or she was in fact a director of the Company at the time of the alleged act or omission, in each case assuming such person seeking indemnification had acted properly, (ii) any breach of representations or warranties made by it in the Contribution Agreement, and (iii) any New York State and New York City real estate transfer taxes and

New York State real estate gains taxes incurred inn connection with the Reorganization. In addition, the Principals have agreed to indemnify the Company for any breaches of representations and warranties made by them in the Contribution Agreement; provided, however, that the indemnification obligations of the Principals to the Company are limited in the case of breaches of certain tax-related warranties.

     Each of the employment agreements between the Company and Ms. Karan and Mr. Weiss, the Chairman of the Board and the Vice Chairman of the Board, respectively, provides that the Company will indemnify Ms. Karan or Mr. Weiss (as the case may be) against all charges and expenses in connection with any act or proceeding to which he or she is made a party by reason of being an employee, officer, or director of the Company. The Company has also entered into an agreement with a director and executive officer providing for his indemnification in his capacity as a director and executive officer, including liabilities under the Federal securities laws.

     The license agreement between the Company and Gabrielle Studio, Inc. (an affiliate of Ms. Karan and Mr. Weiss) provides that the Company will indemnify Gabrielle Studio, Inc. and Ms. Karan against losses arising out of the Company's use of the licensed marks other than in accordance with the terms of such license agreement.

     The license agreement between the Company and Stephan Weiss pursuant to which Mr. Weiss granted to the Company a license to use designs and utility and mechanical patents for the bottles in which the Company's beauty division products are packaged provides that the Company will indemnify Mr. Weiss from losses arising out of claims by third parties relations to the use by the Company of the bottles or patents.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------

     On June 27, 1996, the Company awarded to certain of its employees an aggregate of 105,100 shares of Common Stock under the Company's 1996 Stock Incentive Plan, which awards did not constitute "sales" within the meaning of
Section 2(3) of the Securities Act, and accordingly, such awards were exempt from registration pursuant to Section 4(2) of the Securities Act.

     Item 8.  Exhibits.
     ------   --------

     5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in Exhibit 5.1).

     24.1 Power of Attorney

     Item 9.  Undertakings.
     ------   ------------

     (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
- --------  -------
registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 31, 1996.

                              DONNA KARAN INTERNATIONAL INC.

                              By  /s/ Donna Karan
                                 ----------------------------------------------
                                 Chairman of the Board and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                           TITLE                  DATE
- -----------------------  -----------------------------  -------------

/s/ Donna Karan          Chairman of the Board and      July 31, 1996
- -----------------------
    Donna Karan          Chief Executive Officer
                         (principal executive
                         officer)

/s/ Stephan Weiss        Vice Chairman and Director     July 31, 1996
- -----------------------
    Stephan Weiss

/s/ Stephen L. Ruzow     President, Chief Operating     July 31, 1996
- -----------------------
    Stephen L. Ruzow     Officer, and Director

/s/ Joseph B. Parsons    Executive Vice President and   July 31, 1996
- -----------------------
    Joseph B. Parsons        Chief Financial Officer
                         (principal accounting and
                         financial officer)


The foregoing constitute a majority of the Board of Directors of the Company.

                                 Exhibit Index
                                 -------------

Exhibit       Description of Exhibits                                 Page No.
- -------       -----------------------                                 --------

  5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP

  23.1 Consent of Ernst & Young LLP

  23.2 Consent of Proskauer Rose Goetz & Mendelsohn LLP
        (included in Exhibit 5.1).

  24.1 Power of Attorney